As filed with the Securities and Exchange Commission on February 1, 2018

Registration No. 333-221864

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Heritage Insurance Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	45-5338504
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2600 McCormick Drive, Suite 300

Clearwater, Florida 33759

(727) 362-7200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bruce Lucas

Chairman & Chief Executive Officer

Heritage Insurance Holdings, Inc.

2600 McCormick Drive, Suite 300

Clearwater, Florida 33759

(727) 362-7202

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Karen A. Weber, Esq. Winston & Strawn LLP 35 West Wacker Drive Chicago, Illinois 60601 Phone: (312) 558-8794 Fax: (312) 558-5700	Dwight S. Yoo, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 Phone: (212) 735-3000 Fax: (212) 735-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated February 1, 2018

PROSPECTUS

Heritage Insurance Holdings, Inc.

2,222,215 Shares of Common Stock

The selling stockholders named in this prospectus may offer and sell from time to time up to 2,222,215 shares of our common stock. The shares of our common stock that may be offered by the selling stockholders using this prospectus were issued to the selling stockholders in connection with our acquisition of NBIC Holdings, Inc., the parent company of Narragansett Bay Insurance Company, a leading specialty underwriter of personal residential insurance products and services in states along the Eastern seaboard, on November 30, 2017. We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders. We will bear all expenses of the offering of common stock, except that the selling stockholder will pay any applicable underwriting fees, discounts or commissions and certain transfer taxes.

Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares. The selling stockholders may sell the shares of common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell the shares in the section entitled “Plan of Distribution” beginning on page 7.

Our common stock is listed on The New York Stock Exchange under the symbol “HRTG”. On January 31, 2018, the last reported sale price of our common stock on The New York Stock Exchange was $17.03 per share.

Investing in the common stock involves risks. See “Risk Factors” on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 1, 2018.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf process, the selling stockholders identified in this prospectus may offer or sell shares of our common stock, as described in this prospectus, in one or more offerings from time to time.

We may also authorize one or more free writing prospectuses or prospectus supplements to be provided to you in connection with these offerings. Any related free writing prospectus or prospectus supplement may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in any accompanying prospectus supplement or any related free writing prospectus or pursuant to any document hereafter incorporated by reference.

You should only rely on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. We and the selling stockholders have not authorized any other person to provide you with different information or make any representations other than those contained in this prospectus or in any applicable prospectus supplement or related free writing prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement or any related free writing prospectus is accurate as of any date other than the date on the cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

We urge you to read carefully this prospectus, the documents incorporated herein by reference (as supplemented and amended) and the additional information described below under the headings “Where You Can Find More Information” and “Information Incorporated By Reference” before deciding whether to purchase any of the shares of our common stock being offered hereunder.

Unless otherwise indicated or the context otherwise requires, all references to “Heritage,” “Company,” “Registrant,” “we,” “our,” “ours” and “us” refer to Heritage Insurance Holdings, Inc. and its subsidiaries. When we refer to “you” in this section, we mean all prospective purchasers of the securities being offered by this prospectus and any accompanying prospectus supplement, whether they are or will be the holders or only indirect owners of those securities.

PROSPECTUS SUMMARY

This summary highlights certain information about our business. This is a summary of information contained elsewhere in this prospectus, including the documents incorporated by reference herein, is not complete and does not contain all of the information that you should consider before investing in our common stock. For a more complete understanding of our business and the common stock offered by this prospectus, you should read this entire prospectus, including the section entitled “Risk Factors” in the Form 10-K for the year ended December 31, 2016 and the financial statements and the related notes included therein and incorporated by reference in this prospectus.

Overview

Heritage Insurance Holdings, Inc. is a property and casualty insurance holding company that provides personal and commercial residential insurance. We are headquartered in Clearwater, Florida and, through our insurance subsidiaries, Heritage Property & Casualty Insurance Company (“Heritage P&C”), Zephyr Insurance Company and NBIC Holdings, Inc. (“NBIC”), we provide personal residential insurance for single-family homeowners and condominium owners, rental property insurance and commercial residential insurance in the states of Florida, Hawaii, North Carolina, South Carolina, Georgia, Alabama, Connecticut, Massachusetts, New Jersey, New York and Rhode Island. We are vertically integrated and control or manage substantially all aspects of insurance underwriting, actuarial analysis, distribution and claims processing and adjusting. We are led by an experienced senior management team with an average of 30 years of insurance industry experience.

Our principal executive offices are located at 2600 McCormick Drive, Suite 300, Clearwater, Florida 33759, and our telephone number at this address is (727) 362-7200.

NBIC Acquisition

On November 30, 2017, we completed the acquisition (the “NBIC Acquisition”) of NBIC, the parent company of Narragansett Bay Insurance Company, a leading specialty underwriter of personal residential insurance products and services in states along the Eastern seaboard. The NBIC Acquisition further diversifies our geographic footprint, with the operations of our combined companies encompassing the Northeast and the Southeast. In accordance with the terms of the merger agreement governing the NBIC Acquisition (the “Merger Agreement”), total consideration for the NBIC Acquisition consisted of (i) approximately $210.0 million in cash and (ii) shares of our common stock with an aggregate value of approximately $40.0 million (the “Stock Consideration”), subject to a post-closing book value related adjustment. Pursuant to the Merger Agreement, approximately 687,802 shares of common stock are held in escrow to satisfy the post-closing book value related adjustment. The Stock Consideration was issued at the closing of the NBIC Acquisition in a private placement pursuant to Section 4(a)(2) of the Securities Act. This prospectus relates to the resale of the Stock Consideration by the selling stockholders named herein.

RISK FACTORS

Investing in the securities offered pursuant to this prospectus may involve a high degree of risk. You should carefully consider the risk factors described in this prospectus, in Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016 and in our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement. For more information, see the sections entitled “Where You Can Find More Information” and “Information Incorporated By Reference.” These risks could materially adversely affect our business, results of operations or financial condition and the value of our securities. You could lose all or part of your investment.

The terms of our Convertible Notes provide that we cannot satisfy our conversion obligations by delivering shares of common stock unless and until we obtain shareholder approval, and until we do, the accounting treatment for the Convertible Notes could have an adverse effect on our reported results of operations.

In connection with the NBIC Acquisition, we issued $125 million in aggregate principal amount of 5.875% Convertible Senior Notes due 2037 (the “Convertible Notes”). Unless and until we obtain the requisite shareholder approval, we must satisfy the conversion obligation of our outstanding Convertible Notes solely through the delivery of cash. Until we obtain shareholder approval, the conversion option that is part of the notes will be accounted for as a derivative liability pursuant to accounting standards relating to derivative instruments and hedging activities (notwithstanding other factors to be evaluated during each reporting period regarding the classification of derivative instruments). For each financial statement period after issuance of the notes, a hedge gain (or loss) will be reported in our income statement to the extent the valuation of the derivative liability changes from the previous period as a result of changes in the market price of our common stock or changes in other valuation inputs and assumptions. This could result in significant fluctuations in our consolidated statement of comprehensive income (loss) from period to period and have a material adverse impact on our earnings per share. In addition, this could adversely affect our effective tax rate, further reducing earnings per share. Once shareholder approval is obtained, the conversion option is classified in the equity section of the balance sheet and a quarterly valuation is not required, thereby limiting the volatility of an adverse impact to earnings.

Settlement of our conversion obligations in shares of common stock may dilute the ownership interest of our stockholders, or may otherwise depress the price of our common stock.

Following shareholder approval, if we elect to settle our conversion obligations in shares of common stock (other than paying cash in lieu of delivering any fractional share), the conversion of some or all Convertible Notes would dilute the ownership interests of existing stockholders. If the Convertible Notes become convertible under the terms of the indenture, and if holders subsequently elect to convert their notes, we could be required to deliver to them a significant number of shares of our common stock, should we elect to settle in shares of common stock in lieu of cash. Any sales in the public market of the common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the existence of the Convertible Notes may encourage short selling by market participants because the conversion of such notes could be used to satisfy short positions, or anticipated conversion of such notes into shares of our common stock could depress the price of our common stock.

FORWARD-LOOKING STATEMENTS

Certain statements and information in this prospectus and the documents we incorporate by reference may constitute “forward-looking statements.” These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should,” or the negative thereof or other variations thereon or comparable terminology. All statements contained or incorporated in this prospectus which address operating performance, events or developments that we expect or anticipate may occur in the future, including statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance, are forward-looking statements. Important factors, risks and uncertainties that may cause actual results to differ from those expressed in our forward-looking statements include, but are not limited to:

•	our limited operating history;

•	the possibility that actual losses may exceed reserves;

•	the concentration of our business on the Eastern seaboard and Hawaii;

•	our exposure to catastrophic events;

•	the fluctuation in our results of operations;

•	increased costs of reinsurance, non-availability of reinsurance, and non-collectability of reinsurance;

•	increased competition, competitive pressures, and market conditions;

•	our failure to accurately price the risks we underwrite;

•	inherent uncertainty of our models and our reliance on such model as a tool to evaluate risk;

•	the failure of our claims department to effectively manage or remediate claims;

•	low renewal rates and failure of such renewals to meet our expectations;

•	our failure to execute our growth strategy;

•	failure of our information technology systems and unsuccessful development and implementation of new technologies;

•	we do not have significant redundancy in our operations;

•	our failure to attract and retain qualified employees and independent agents or our loss of key personnel;

•	our inability to generate investment income;

•	our inability to maintain our financial stability rating;

•	effects of emerging claim and coverage issues relating to legal, judicial, environmental and social conditions;

•	the failure of our risk mitigation strategies or loss limitation methods;

•	changes in regulations and our failure to meet increased regulatory requirements; and

•	an increase in the value of the conversion option related to the Convertible Notes, as discussed in the first risk factor above.

Given these risks and uncertainties, we caution you not to place undue reliance on these forward-looking statements. The forward-looking statements included in or incorporated by reference into this prospectus are made only as of the date on the cover of the applicable document. We do not undertake and specifically decline any obligation to update any of these statements or to publicly announce the results of any revisions to any of these statements to reflect future events or developments.

USE OF PROCEEDS

The proceeds from the sale of the common stock offered pursuant to this prospectus are solely for the account of the selling stockholders. Accordingly, we will not receive any proceeds from the sale of the common stock offered pursuant to this prospectus.

SELLING STOCKHOLDERS

The table below sets forth, as of the date of this prospectus, the names of the selling stockholders for whom we are registering the resale of shares of our common stock from time to time and the number of shares that the selling stockholders may offer pursuant to this prospectus. The shares offered by the selling stockholders were issued at the closing of the NBIC Acquisition pursuant to subscription agreements entered into with the selling stockholders in accordance with the Merger Agreement, which issuances were made pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act. We have filed with the SEC under the Securities Act the registration statement of which this prospectus forms a part pursuant to the registration rights agreement entered into with the selling stockholders, as described below.

In connection with the closing of the NBIC Acquisition and the issuance of shares of our common stock to the selling stockholders, we entered into a registration rights agreement with the selling stockholders. Subject to the terms and conditions of the registration rights agreement, we agreed to file a shelf registration statement on Form S-3 to cover the shares of common stock received by each selling stockholder in connection with the NBIC Acquisition, to use our commercially reasonable efforts to cause the registration statement to be declared effective promptly and to keep the registration statement effective until the shares offered under this prospectus (1) have been disposed of by the selling stockholders in accordance with the registration statement, (2) have been sold in accordance with Rule 144 under the Securities Act or (3) cease to be outstanding.

The table below sets forth certain information known to us, based on written representations from the selling stockholders, with respect to the beneficial ownership of our shares of common stock held by the selling stockholders as of January 30, 2018, except as described in the notes to such table. Because the selling stockholders may sell, transfer or otherwise dispose of all, some or none of the shares of our common stock covered by this prospectus, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the selling stockholders, or the amount or percentage of shares of our common stock that will be held by the selling stockholders upon termination of any particular offering. See “Plan of Distribution.” Unless otherwise indicated, the address of each beneficial owner listed in the table below is: c/o Narragansett Bay Insurance Company, 25 Maple St, Pawtucket, RI 02860. Information about the selling stockholders may change over time. Any changed information will be set forth in supplements to this prospectus, if required. For purposes of the table below, we assume that the selling stockholders will sell all of their shares of common stock covered by this prospectus.

The percentages of shares owned set forth below are based on 26,560,004 shares of our common stock outstanding as of January 30, 2018.

	Shares Beneficially Owned(1)		Number of Shares Registered	Shares Beneficially Owned After Sale of All Shares Offered Hereby(1)
Name of Selling Stockholders	Number	%	Hereby(2)	Number	%
BFG Intermediate, L.P.(3)	904,110	3.4%	904,110	—	—
Quantum Strategic Partners Ltd.(4)	904,110	3.4%	904,110	—	—
Thomas A. Beaton(5)	3,925	*	3,925	—	—
Michael Cash(6)	11,145	*	11,145	—	—
Todd C. Hart	112,211	*	112,211	—	—
Kirk Lusk	47,831	*	47,831	—	—
Kim J. McCauley	19,023	*	19,023	—	—
Timothy M. Moura	29,133	*	29,133	—	—
Nicole H. Perrault	11,957	*	11,957	—	—
Ruffed Grouse, LLC(7)	57,979	*	57,979	—	—
Stewart H. Steffey, Jr.	54,577	*	54,577	—	—
Treiber Acquisition Co. I, LLC(8)	47,010	*	47,010	—	—
Brendan G. Voss	8,153	*	8,153	—	—
Dale S. Hammond	11,051	*	11,051	—	—

* = less than 1%

(1)	Assumes that the selling stockholders dispose of all of the shares of common stock covered by this prospectus and do not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the selling stockholders will sell all or any portion of the shares covered by this prospectus.
(2)	Represents the number of shares being registered on behalf of the selling stockholders pursuant to the registration statement of which this prospectus is a part. Certain of the shares of common stock issued to the selling stockholders in connection with the consummation of the NBIC Acquisition are held in escrow to satisfy post-closing book value related adjustments. See “Prospectus Summary—NBIC Acquisition” in this prospectus.

(3)	PBRA, LLC is the general partner of BFG Intermediate, L.P. Howard Newman is the sole member of PBRA, LLC, and has investment and voting control over the shares held or controlled by BFG Intermediate, L.P. The address of BFG Intermediate, L.P. is c/o PBRA, LLC, 60 East 42nd Street, New York, NY 10165.
(4)	Soros Fund Management LLC (“SFM LLC”) serves as principal investment manager to Quantum Strategic Partners Ltd. As such, SFM LLC has been granted investment discretion over portfolio investments, including the shares being registered by this prospectus held for the account of Quantum Strategic Partners Ltd. George Soros serves as Chairman and Manager of SFM LLC and Robert Soros serves as Manager of SFM LLC. The address of SFM LLC is 250 West 55th Street, New York, NY 10019.
(5)	The address of this stockholder is 5 Tern Lane, South Dartmouth, MA 02748.
(6)	The address of this stockholder is P.O. Box HM 104, Hamilton HM AX, Bermuda.
(7)	The address of this stockholder is 800 Boylston Street, #2510, Boston, MA 02199.
(8)	The address of this stockholder is 377 Oak Street, Suite 405-7, Garden City, NY 11530.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders may use one or more of the following methods when disposing of the shares or interests therein:

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	block trades in which a broker-dealer will attempt to sell as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	directly to one or more purchasers, including affiliates;

•	through agents;

•	to or through brokers, dealers or underwriters;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	one or more underwritten offerings on a firm commitment or best efforts basis;

•	a combination of any such methods of disposition; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon being notified in writing by the selling stockholders that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, and (v) other facts material to the transaction that are required to be disclosed. In addition, upon being notified in writing by the selling stockholders that a donee or pledge intends to sell more than 500 shares of common stock, we will file a supplement to this prospectus if then required in accordance with applicable securities law.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the shares of common stock or interests in shares of common stock, the selling stockholders may enter into hedging transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of common stock short after the effective date of the registration statement of which this prospectus is a part and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We have advised the selling stockholders that they are required to comply with Regulation M promulgated under the Exchange Act during such time as they may be engaged in a distribution of the shares. The foregoing may affect the marketability of the common stock.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

EXPERTS

The financial statements of the Company incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus is a part, to the extent and for the periods indicated in their report, have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The financial statements of NBIC incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus is a part, to the extent and for the periods indicated in their report, have been so incorporated by reference in reliance upon the report of Johnson Lambert LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Winston & Strawn LLP. Unless otherwise indicated in the applicable prospectus supplement, Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York is representing the selling stockholders in connection with offerings pursuant to this prospectus. Certain legal matters may be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any document we file at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC also are available from the SEC’s internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically. You may obtain a copy of these filings at no cost by writing or telephoning us at the following address: Heritage Insurance Holdings, Inc., 2600 McCormick Drive Suite 300, Clearwater, Florida 33759, phone number (727) 727-7200.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, including the information specifically incorporated by reference into the Form 10-K from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 28, 2017;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2017, June 30, 2017 and September 30, 2017;

•	our Current Reports on Form 8-K filed on March 2, 2017, June 28, 2017, August 9, 2017 (File No. 171016431) (only with respect to Item 1.01 and not with respect to Items 2.02 and 7.01), August 9, 2017 (File No. 171018662), August 16, 2017, August 22, 2017, September 13, 2017, December 6, 2017 and February 1, 2018; and

•	the description of our capital stock as set forth in our Registration Statement on Form 8-A filed with the SEC on May 20, 2014.

All documents that we file (but not those that we furnish) with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and before all of the securities offered by this prospectus are sold are incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC.

You may obtain, without charge, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to those documents that are not specifically incorporated by reference into those documents, by writing or telephoning us at the following address: Heritage Insurance Holdings, Inc., 2600 McCormick Drive Suite 300, Clearwater, Florida 33759, phone number (727) 727-7200.

Information contained on our website, www.heritagepci.com, is not incorporated by reference in, and does not constitute part of, this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various costs and expenses payable by us in connection with the distribution of the securities registered hereby. All amounts are estimates, except for the SEC registration fee.

SEC registration fee		$5,063
Printing fees			*
Accounting fees and expenses			*
Legal fees and expenses			*
Miscellaneous			*

Total(1)	$		*

*	These fees are calculated based on the number of issuances in applicable offerings and amount of securities offered and, accordingly, cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Delaware General Corporation Law

We are incorporated under the laws of the State of Delaware. Our Certificate and By-laws provide for the indemnification of our directors, officers, employees and agents to the fullest extent permitted under the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

In addition, we have the power to indemnify any person who was or is a party or is threatened to be made a party to, or otherwise involved (including involvement as a witness) in, any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that a Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director:

•	for any breach of the director’s duty of loyalty to Heritage or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for payment of dividends or stock purchases or redemptions by the corporation in violation of Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which the director derived an improper personal benefit.

Our Certificate includes such a provision. As a result of this provision, Heritage and its stockholders may be unable to obtain monetary damages from a director for certain breaches of his or her fiduciary duty to Heritage. This provision does not, however, eliminate a director’s fiduciary responsibilities and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. The provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law, as amended from time to time. These indemnification agreements may require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements may also require us to advance all expenses incurred by the directors or executive officers in investigating or defending any such action, suit or proceeding. However, an individual will not receive indemnification for judgments, settlements or expenses if he or she is found liable to Heritage (except to the extent the court determines he or she is fairly and reasonably entitled to indemnity for expenses that the court shall deem proper).

Directors’ and Officers’ Liability Insurance

We maintain directors’ and officers’ liability insurance policies, which insure against liabilities that our directors or officers may incur in such capacities. These insurance policies, together with the indemnification agreements, may be sufficiently broad to permit indemnification of our directors and officers for liabilities, including reimbursement of expenses incurred, arising under the Securities Act or otherwise.

Underwriting Agreement

The form of underwriting agreement to be filed by amendment to this registration statement or incorporated by reference from documents filed or to be filed with the SEC may provide for indemnification of directors and certain officers of the registrant by the underwriters against certain liabilities.

Item 16.	Exhibits.

1.1*	Form of Underwriting Agreement.

2.1	Agreement and Plan of Merger, dated as of August 8, 2017, by and among Heritage Insurance Holdings, Inc., Gator Acquisition Merger Sub, Inc. and NBIC Holdings, Inc. and PBRA, LLC, in its capacity as Stockholder Representative (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on August 9, 2017).

3.1	Certificate of Incorporation of Heritage Insurance Holdings, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q filed on August 6, 2014).

3.2	By-Laws of Heritage Insurance Holdings, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Quarterly Report on Form 10-Q filed on August 6, 2014).

4.1	Form of common stock certificate (incorporated by reference to Exhibit 4.1 of the Company’s Form S-1 Registration Statement (File No. 333-195409)).

4.5	Registration Rights Agreement, dated November 30, 2017, by and among Heritage Insurance Holdings, Inc. and the parties listed on the signature page thereto.

5.1	Opinion of Winston & Strawn LLP as to the legality of the securities being registered.

23.1	Consent of Grant Thornton LLP.

23.2	Consent of Johnson Lambert LLP.

23.3	Consent of Winston & Strawn LLP (contained in the opinion filed as Exhibit 5.1).

24.1	Powers of Attorney authorizing certain persons to sign this registration statement on behalf of certain directors and officers of Registrant (included on signature page).

*	To be filed by amendment to this registration statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),

(vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

1.1*	Form of Underwriting Agreement.

2.1	Agreement and Plan of Merger, dated as of August 8, 2017, by and among Heritage Insurance Holdings, Inc., Gator Acquisition Merger Sub, Inc. and NBIC Holdings, Inc. and PBRA, LLC, in its capacity as Stockholder Representative (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on August 9, 2017).

3.1	Certificate of Incorporation of Heritage Insurance Holdings, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q filed on August 6, 2014).

3.2	By-Laws of Heritage Insurance Holdings, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Quarterly Report on Form 10-Q filed on August 6, 2014).

4.1	Form of common stock certificate (incorporated by reference to Exhibit 4.1 of the Company’s Form S-1/A Registration Statement (File No. 333-195409)).

4.5	Registration Rights Agreement, dated November 30, 2017, by and among Heritage Insurance Holdings, Inc. and the parties listed on the signature page thereto.

5.1	Opinion of Winston & Strawn LLP as to the legality of the securities being registered.

23.1	Consent of Grant Thornton LLP.

23.2	Consent of Johnson Lambert LLP.

23.3	Consent of Winston & Strawn LLP (contained in the opinion filed as Exhibit 5.1).

24.1	Powers of Attorney authorizing certain persons to sign this registration statement on behalf of certain directors and officers of Registrant (included on signature page).

*	To be filed by amendment to this registration statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clearwater, State of Florida, on February 1, 2018.

HERITAGE INSURANCE HOLDINGS, INC.

By:	/s/ Bruce Lucas
Bruce Lucas
Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Bruce Lucas and Richard Widdicombe his true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for the undersigned and in the name of the undersigned, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bruce Lucas Bruce Lucas	Chairman and Chief Executive Officer (principal executive officer)	February 1, 2018

/s/ Steven Martindale Steven Martindale	Chief Financial Officer (principal accounting and financial officer)	February 1, 2018

* Richard Widdicombe	President and Director	February 1, 2018

* Panagiotis (Pete) Apostolou	Director	February 1, 2018

* Irini Barlas	Director	February 1, 2018

* Trifon Houvardas	Director	February 1, 2018

* James Masiello	Director	February 1, 2018

* Nicholas Pappas	Director	February 1, 2018

* Joseph Vattamattam	Director	February 1, 2018

* Vijay Walvekar	Director	February 1, 2018

*By:	/s/ Bruce Lucas
Bruce Lucas Attorney-in-Fact